Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. ANNOUNCES

RENEWAL OF DZ BANK CREDIT FACILITY

NEW YORK, NY – July 18, 2017 – Medallion Financial Corp. (Nasdaq: MFIN) announced today that, through a special purpose subsidiary, it has renewed for an additional eight months its credit facility agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank (“DZ Bank”) as Agent for the lender, Autobahn Funding Company LLC.

“We are pleased to complete this latest extension, secured by medallion loans, with our partners at DZ Bank and appreciate their ongoing long-term support over the past 8+ years, as well as that of our other banking partners,” stated Andrew Murstein, President of Medallion Financial.

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About Medallion Financial Corp.

Medallion Financial Corp. is a specialty finance company that originates and services loans in various commercial industries, and its wholly-owned portfolio company, Medallion Bank, also originates and services consumer loans. The Company and its subsidiaries have lent approximately $7 billion to small businesses.

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, and growth. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors discussed under the heading “Risk Factors,” in Medallion’s 2016 Annual Report on Form 10-K.

Company Contacts

Investors:

212-328-2176

InvestorRelations@medallion.com

Media:

Brian Ruby

203-682-8268

bruby@icrinc.com